UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2013

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  610-429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

On May 6, 2013, the Audit Committee of the Board of Directors dismissed Vasquez & Company LLP ("Vasquez") as our independent registered public accounting firm.

Vasquez’ reports on our financial statements for the fiscal years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the modification of their opinion as to the fact that the accompanying financial statements were prepared assuming that the Company will continue as a going concern.

During the fiscal years ended September 30, 2012 and 2011 and the subsequent period through May 6, 2013, we had no disagreements with Vasquez on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Vasquez, would have caused Vasquez to make reference to the subject matter of the disagreement in its report on our financial statements, and during such periods there were no "reportable events," as the term is described in Item 304(a)(1)(v) of Regulation S-K.

We provided Vasquez with a copy of the disclosures we are making in this Item 4.01 and requested that Vasquez furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with our disclosures. A copy of Vasquez’s response letter dated May 7, 2013 is filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1

Letter re Change in Certifying Accountant dated May 7, 2013 is attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	DALECO RESOURCES CORPORATION

	By:	/s/ MICHAEL D. PARRISH
	Name:	Michael D. Parrish
	Tilte:	Chief Executive Officer